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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-91218, Form S-3 No. 333-20143, Form No. S-8 No. 333-3310 and
Form No. S-8 333-42735) of Jameson Inns, Inc. of our reports dated February 8, 2000, with respect to the consolidated financial statements and schedule III of Jameson Inns, Inc. and March 7, 2000 with respect to the consolidated financial statements of Jameson Hospitality, LLC included in this Annual Report on Form 10-K of Jameson Inns, Inc. for the year ended December 31, 1999.



                                                               Ernst & Young LLP

Atlanta, Georgia
March 30, 2000